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                                 (RULE 14a-101)

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                            The Bon-Ton Stores, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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

                              (THE BON-TON PHOTO)
                              Proxy Statement and
                             Notice of 2003 Annual
                                    Meeting

                               (THE BON-TON LOGO)

                               [THE BON-TON LOGO]
                            THE BON-TON STORES, INC.
                            2801 EAST MARKET STREET
                                 YORK, PA 17402

                                                                    May 15, 2003

Dear Shareholder:

       You are cordially invited to attend our Annual Meeting of Shareholders to be held at 9:00 a.m. on Tuesday, June 17, 2003, at the Heritage Hills Conference Center, 2700 Mount Rose Avenue, York, Pennsylvania. Enclosed is the official notice of meeting, the proxy statement, the proxy card and our 2002 Annual Report.

       You may vote your shares via the Internet by accessing the voting site shown on your proxy card, by telephone by calling the toll-free number shown on your proxy card, by mail using the proxy card, or in person by attending and voting at the meeting.

       Your vote is important to us. Even if you plan to attend the meeting, please sign, date and return your proxy in the enclosed postage-paid envelope or vote by telephone or over the Internet.

                                          Sincerely,

                                          /s/ Tim Grumbacher
                                          Tim Grumbacher
                                          Chairman of the Board and
                                          Chief Executive Officer

                            THE BON-TON STORES, INC.
                            2801 EAST MARKET STREET
                                 YORK, PA 17402

                            NOTICE OF ANNUAL MEETING

       The Annual Meeting of Shareholders of The Bon-Ton Stores, Inc. will be held on Tuesday, June 17, 2003, at 9:00 a.m., at the Heritage Hills Conference Center, 2700 Mount Rose Avenue, York, Pennsylvania.

       The purposes of this year's meeting are:

       1.  To elect an eleven member Board of Directors for a one-year term.

       2. To amend The Bon-Ton Stores, Inc. 2000 Stock Incentive Plan to increase the maximum number of shares of stock available from an aggregate of 400,000 shares to an aggregate of 1,900,000 shares.

       3. To ratify the appointment of KPMG LLP as independent auditor for 2003.

       4. To consider any other matters as may properly come before the meeting.

       Shareholders who owned shares of our stock at the close of business on May 2, 2003 may attend and vote at the meeting. If you cannot attend the meeting, you may vote by telephone or over the Internet as instructed on the enclosed proxy card or by mailing the proxy card in the enclosed postage-paid envelope. Any shareholder attending the meeting may vote in person, even though he or she has already returned a proxy card or voted by telephone or over the Internet.

                                          Robert E. Stern
                                          Vice President,
                                          General Counsel and Secretary

York, Pennsylvania
May 15, 2003

Please vote by telephone or over the Internet as instructed on the enclosed proxy card or complete, sign and date the proxy card as promptly as possible and return it in the enclosed envelope. If you vote by telephone or over the Internet, do not return your proxy card.

                                    CONTENTS

Proxy Statement.............................................    1
Voting Procedures and Security Ownership....................    1
  Outstanding Shares and Voting Rights......................    1
  Principal Shareholders....................................    2
  Security Ownership of Directors and Executive Officers....    5
Election of Directors.......................................    6
  Meetings and Committees of the Board of Directors.........    7
  Compensation of Directors.................................    8
Amendment of The Bon-Ton Stores, Inc. 2000 Stock Incentive
  Plan......................................................    9
Ratification of the Appointment of the Independent
  Auditor...................................................   13
Executive Compensation......................................   14
  Summary Compensation Table................................   14
  Stock Option Grants.......................................   14
  Stock Option Exercises and Holdings.......................   15
  Employment Agreements.....................................   15
  Supplemental Retirement Benefits..........................   16
  Executive Severance.......................................   16
  Equity Compensation Plan Information......................   16
Stock Performance Graph.....................................   17
Report on Executive Compensation............................   17
Report of the Audit Committee...............................   19
Independent Auditor's Fees..................................   20
Relationship with Independent Auditor.......................   20
Section 16(a) Beneficial Ownership Reporting Compliance.....   21
Certain Transactions........................................   21
Shareholder Proposals.......................................   21
Exhibit A -- Audit Committee Charter........................  A-1

                            THE BON-TON STORES, INC.
                             ---------------------

                                PROXY STATEMENT

       We are providing this proxy statement to solicit your proxy for use at the Annual Meeting of Shareholders. The proxy materials, which consist of the Annual Report, the Notice of Annual Meeting, this proxy statement and the proxy card, are first being sent to our shareholders on or about May 15, 2003.

       We do not anticipate that any matters will be raised at the meeting other than those described in the notice. If any other matters come before the meeting, your proxies will be authorized to act in accordance with their judgment.

       When your proxy card is returned properly signed, or you have effectively voted over the Internet or by telephone, your shares will be voted in accordance with your instructions. If your proxy card is signed and returned without specifying choices, your shares will be voted "for" the Board nominees and "for" each of the other proposals presented in this proxy statement.

       You may revoke your proxy before its exercise by notifying the Secretary of the Company in writing, by delivering a properly executed, later-dated proxy card, by voting again over the Internet or by telephone, or by voting in person at the meeting.

       Your proxy is being solicited by the Board of Directors. We will bear the cost of this solicitation, including the charges of brokerage houses, nominees and fiduciaries in forwarding these materials to beneficial owners. This solicitation may be made in person, by telephone or by other means of communication by our directors, officers or employees, or by a professional proxy solicitation organization engaged by us.

       References in this proxy statement to a year refer to our fiscal year, which is the 52 or 53 week period ending on the Saturday nearer January 31 of the following calendar year (for example, a reference to 2002 is a reference to the fiscal year ended February 1, 2003).

VOTING PROCEDURES AND SECURITY OWNERSHIP

OUTSTANDING SHARES AND VOTING RIGHTS

       Only shareholders of record at the close of business on May 2, 2003, are entitled to vote at the meeting. At that time, there were 12,142,085 shares of common stock and 2,989,853 shares of Class A common stock outstanding. The common stock and the Class A common stock vote together on all matters. Holders of common stock are entitled to one vote per share and holders of Class A common stock are entitled to ten votes per share. There are no other classes of voting securities outstanding. In the election of directors, shareholders do not have cumulative voting rights.

       The presence at the meeting, in person or by proxy, of persons entitled to cast a majority of the shareholder votes will constitute a quorum.

       In the election of directors, the eleven nominees receiving a plurality of the votes cast (that is, the eleven nominees receiving the greatest number of votes) will be elected. A proxy marked "withhold" with respect to the election of a director will not be voted as to the director indicated, but will be counted for purposes of determining whether there is a quorum.

       Approval of any other matter submitted to the shareholders requires the affirmative vote of a majority of the votes cast. Abstentions and broker non-votes are counted only to determine whether a quorum is present at the meeting. A broker "non-vote" occurs when a nominee for a beneficial owner does not vote on a particular matter because the nominee does not have discretionary voting power as to that item and has not received voting instructions from the beneficial owner.

       If you own common stock in your own name, you are an "owner of record." This means you may direct the persons named as proxies how to vote your shares. If you fail to vote, the proxies cannot vote your shares at the meeting.

       You have four voting options:

- INTERNET: You can vote over the Internet at the web address shown on your proxy card. Internet voting is available 24 hours a day. If you have access to the Internet, we encourage you to vote this way. IF YOU VOTE OVER THE INTERNET, DO NOT RETURN YOUR PROXY CARD.

- TELEPHONE: You can vote by telephone by calling the toll-free telephone number on your proxy card. Telephone voting is available 24 hours a day. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. IF YOU VOTE OVER THE TELEPHONE, DO NOT RETURN YOUR PROXY CARD.

- PROXY CARD: You can vote by mail by signing, dating and mailing your proxy card in the postage-paid envelope provided.

-  VOTE IN PERSON:  You can attend the Annual Meeting and vote at the meeting.

       If a broker, bank or other nominee holds your common stock for your benefit but not in your name, your shares are in "street name." In that case, your bank, broker or other nominee will send you a voting instruction form to use in voting your shares. The availability of Internet and telephone voting depends on their voting processes. Please follow the instructions on the voting instruction form they send you.

       If you are a participant in The Bon-Ton Stores, Inc. Profit Sharing/Retirement Plan (the "401(k) Plan"), your proxy will incorporate all shares you own through the 401(k) Plan, assuming all your shares are registered in the same name. Your proxy will serve as a voting instruction for the trustee of the 401(k) Plan. If you own shares through the 401(k) Plan and you do not vote, the plan trustee will vote your shares in the same proportion as shares for which instructions were received from other shareholders under the 401(k) Plan.

       The Nasdaq Stock Market has proposed a regulation which provides that if more than 50% of the voting power in a company is held by an individual, group or another company, the company is a "controlled" company. Using this definition, The Bon-Ton is a "controlled" company because Tim Grumbacher is the beneficial owner of shares of common stock and Class A common stock entitled to vote more than 50% of the votes entitled to be cast at the meeting. Mr. Grumbacher has indicated that he will vote "for" each of the nominees for director, "for" amendment of the 2000 Stock Incentive Plan and "for" ratification of the appointment of KPMG LLP. Consequently, the election of each nominee for director, amendment of the plan, and ratification of the appointment of KPMG LLP is each assured.

PRINCIPAL SHAREHOLDERS

       This table shows owners of 5% or more of the common stock or Class A common stock as of April 4, 2003. Each person listed has sole voting power and sole investment power as to the shares indicated unless otherwise noted.

                                         Class A Common Stock         Common Stock(1)
                                         ---------------------     ---------------------
                                         Number of                 Number of
Name and Address                          Shares       Percent      Shares       Percent
----------------------------------------------------------------------------------------
Tim Grumbacher                           2,951,490(2)   98.7%      6,001,518(3)   39.5%
2801 E. Market Street
York, PA 17402
Nancy T. Grumbacher                       545,237(4)    18.2%      1,082,464(5)    8.5%
2801 E. Market Street
York, PA 17402
Henry F. Miller                           545,237(4)    18.2%      1,077,464(6)    8.5%
1650 Arch Street - 22(nd) Floor
Philadelphia, PA 19103

                                         Class A Common Stock         Common Stock(1)
                                         ---------------------     ---------------------
                                         Number of                 Number of
Name and Address                          Shares       Percent      Shares       Percent
----------------------------------------------------------------------------------------
Thomas W. Wolf                            545,237(4)    18.2%       956,691(7)     7.5%
2801 E. Market Street
York, PA 17402
Dimensional Fund Advisors, Inc.                --         --        883,700(8)     7.3%
1299 Ocean Avenue
Santa Monica, CA 90401
David R. Glyn                             545,237(4)    18.2%       896,691(9)     7.0%
1650 Arch Street - 22(nd) Floor
Philadelphia, PA 19103
M. Thomas Grumbacher Trust                181,746(10)    6.1%       288,914(10)    2.3%
dated March 9, 1989 for benefit of
Matthew Reed Grumbacher
1650 Arch Street - 22(nd) Floor
Philadelphia, PA 19103
M. Thomas Grumbacher Trust                181,746(10)    6.1%       288,914(10)    2.3%
dated March 9, 1989 for benefit of
Beth Anne Grumbacher Elser
1650 Arch Street - 22(nd) Floor
Philadelphia, PA 19103
M. Thomas Grumbacher Trust                181,745(10)    6.1%       288,913(10)    2.3%
dated March 9, 1989 for benefit of
Max Aaron Grumbacher
1650 Arch Street - 22(nd) Floor
Philadelphia, PA 19103

 (1) Each share of Class A common stock is convertible into one share of common stock. Accordingly, the number of shares of common stock for each person includes the number of shares of common stock issuable upon conversion of all shares of Class A common stock beneficially owned by such person. Also, the total number of shares of common stock outstanding for purposes of calculating percentage ownership of a person includes the number of shares of Class A common stock beneficially owned by such person.

 (2) Includes 545,237 shares of Class A common stock held by trusts for the benefit of Mr. Grumbacher's children of which Nancy T. Grumbacher (Mr. Grumbacher's wife), Thomas W. Wolf, Henry F. Miller and David R. Glyn are the trustees. Mr. Grumbacher disclaims beneficial ownership of all shares referred to in this note.

 (3) Includes (a) 185,773 shares of common stock held by The Grumbacher Family Foundation, a charitable foundation of which Mr. Grumbacher, Nancy T. Grumbacher and Henry F. Miller are the directors, (b) 545,237 shares of Class A common stock and 321,504 shares of common stock held by trusts for the benefit of Mr. Grumbacher's children of which Ms. Grumbacher, Thomas W. Wolf, Mr. Miller and David R. Glyn are the trustees, (c) 24,950 shares of common stock held by other trusts for the benefit of Mr. Grumbacher's children of which Ms. Grumbacher and Messrs. Wolf, Miller and Glyn are the trustees, and (d) 5,000 shares of common stock held by a trust for the benefit of Mr. Grumbacher's grandchild of which Ms. Grumbacher, Beth Elser, and Messrs. Wolf and Glyn are the trustees. Mr. Grumbacher disclaims beneficial ownership of all shares referred to above. Also includes options to purchase 44,550 shares of common stock.

 (4) Consists of Class A common stock held by trusts for the benefit of Tim Grumbacher's children of which Nancy T. Grumbacher, Thomas W. Wolf, Henry
     F. Miller and David R. Glyn are the trustees. Ms. Grumbacher and Messrs. Wolf, Miller and Glyn each disclaim beneficial ownership of all shares referred to in this note.

 (5) Consists of (a) 185,773 shares of common stock held by The Grumbacher Family Foundation, a charitable foundation of which Ms. Grumbacher, Tim Grumbacher and Henry F. Miller are the directors, (b) 545,237 shares of Class A common stock and 321,504 shares of common stock held by trusts for the benefit of Mr. Grumbacher's children of which Ms. Grumbacher, Thomas W. Wolf, Mr. Miller and David R. Glyn are the trustees, (c) 24,950 shares of common stock held by other trusts for the benefit of Mr. Grumbacher's children of which Ms. Grumbacher and Messrs. Wolf, Miller and Glyn are the trustees, and (d) 5,000 shares of common stock held by a trust for the benefit of Mr. Grumbacher's grandchild of which Ms. Grumbacher, Beth Elser and Messrs. Wolf and Glyn are the trustees. Ms. Grumbacher disclaims beneficial ownership of all shares referred to in this note.

 (6) Consists of (a) 185,773 shares of common stock held by The Grumbacher Family Foundation, a charitable foundation of which Tim Grumbacher, Nancy
     T. Grumbacher and Mr. Miller are the directors, (b) 545,237 shares of Class A common stock and 321,504 shares of common stock held by trusts for the benefit of Mr. Grumbacher's children of which Ms. Grumbacher and Thomas W. Wolf, Mr. Miller and David R. Glyn are the trustees, and (c) 24,950 shares of common stock held by other trusts for the benefit of Mr. Grumbacher's children of which Ms. Grumbacher and Messrs. Wolf, Miller and Glyn are the trustees. Mr. Miller disclaims beneficial ownership of all shares referred to in this note.

 (7) Includes (a) 545,237 shares of Class A common stock and 321,504 shares of common stock held by trusts for the benefit of Tim Grumbacher's children of which Nancy T. Grumbacher, Mr. Wolf, Henry F. Miller and Mr. Glyn are the trustees, (b) 24,950 shares of common stock held by other trusts for the benefit of Mr. Grumbacher's children of which Ms. Grumbacher and Messrs. Wolf, Miller and Glyn are the trustees, and (c) 5,000 shares of common stock held by a trust for the benefit of Mr. Grumbacher's grandchild of which Ms. Grumbacher, Beth Elser and Messrs. Wolf and Glyn are the trustees. Mr. Wolf disclaims beneficial ownership of all shares referred to above. Also includes options to purchase 5,000 shares of common stock.

 (8) Based solely on a Schedule 13G dated February 3, 2003 filed with the Securities and Exchange Commission by Dimensional Fund Advisors, Inc. These shares are owned by investment companies, trusts and accounts as to which Dimensional is investment advisor or manager, and Dimensional disclaims beneficial ownership of all such shares.

 (9) Consists of (a) 545,237 shares of Class A common stock and 321,504 shares of common stock held by trusts for the benefit of Tim Grumbacher's children of which Nancy T. Grumbacher, Thomas W. Wolf, Henry F. Miller and Mr. Glyn are the trustees, (b) 24,950 shares of common stock held by other trusts for the benefit of Mr. Grumbacher's children, of which Ms. Grumbacher and Messrs. Wolf, Miller and Glyn are the trustees, and (c) 5,000 shares of common stock held by a trust for the benefit of Mr. Grumbacher's grandchild of which Ms. Grumbacher, Beth Elser and Messrs. Wolf and Glyn are the trustees. Mr. Glyn disclaims beneficial ownership of all shares referred to in this note.

(10) In notes (2), (3), (4), (5), (6), (7) and (9) above, we discussed trusts for the benefit of Tim Grumbacher's children, of which Nancy T. Grumbacher, Thomas W. Wolf, Henry F. Miller and David R. Glyn serve as trustees. This is one of such trusts.

       The holders of the Class A common stock have entered into an agreement granting Tim Grumbacher (or his personal representative) the right of first refusal to acquire any shares of Class A common stock proposed to be transferred.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

       This table shows, as of April 4, 2003, the holdings of our Chief Executive Officer, the four other most highly compensated executive officers during 2002 (the "named executives"), each director, and all directors and executive officers as a group. Each person listed has sole voting power and sole investment power with respect to the shares indicated unless otherwise noted.

                                         Class A Common Stock           Common Stock(1)
                                       ------------------------     ------------------------
                                          Shares                       Shares
                                       Beneficially                 Beneficially
Name                                      Owned         Percent        Owned         Percent
--------------------------------------------------------------------------------------------
Tim Grumbacher                          2,951,490(2)     98.7%       6,001,518(3)     39.5%
James H. Baireuther                            --          --          156,034(4)      1.3%
Robert B. Bank                                 --          --               --           *
Philip M. Browne                               --          --               --           *
Shirley A. Dawe                                --          --               --           *
Marsha M. Everton                              --          --               --           *
John S. Farrell                                --          --           32,041(4)        *
Samuel J. Gerson                               --          --            8,000(4)        *
Michael L. Gleim                               --          --          464,054(5)      3.8%
William T. Harmon                              --          --           88,573(6)        *
Robert E. Salerno                              --          --            2,100           *
Robert C. Siegel                               --          --            7,000(4)        *
Leon D. Starr                                  --          --           27,080(7)        *
Frank Tworecke                                 --          --          240,000(4)      1.9%
Thomas W. Wolf                            545,237(8)     18.2%         956,691(9)      7.5%
All directors and executive officers
  as a group (20 persons)               2,951,490(10)    98.7%       7,252,299(11)    46.2%

  *  less than 1%

 (1) See note (1) to Principal Shareholders table.

 (2) See note (2) to Principal Shareholders table.

 (3) See note (3) to Principal Shareholders table.

 (4) Includes options exercisable before June 4, 2003 to purchase the number of shares indicated: Mr. Baireuther -- 63,334 shares; Mr. Farrell -- 3,000 shares; Mr. Gerson -- 7,000 shares; Mr. Siegel -- 5,000 shares; and Mr. Tworecke -- 200,000 shares.

 (5) Includes 60,000 shares owned by Mr. Gleim's spouse, as to which Mr. Gleim disclaims beneficial ownership, and options exercisable before June 4, 2003 to purchase 156,711 shares.

 (6) Includes 1,440 shares owned by Mr. Harmon's spouse, as to which Mr. Harmon disclaims beneficial ownership, and options exercisable before June 4, 2003 to purchase 25,000 shares.

 (7) Includes 21,500 shares owned by Mr. Starr's spouse, as to which Mr. Starr disclaims beneficial ownership, and options exercisable before June 4, 2003 to purchase 3,000 shares.

 (8) See note (4) to Principal Shareholders table.

 (9) See note (7) to Principal Shareholders table.

(10) See notes (2) and (4) to Principal Shareholders table.

(11) See notes (3), (4), (5), (6) and (7) to Security Ownership of Management table. Includes 675 shares held in an IRA plan by the spouse of an executive officer as to which the executive officer disclaims beneficial ownership. Also includes options exercisable before June 4, 2003 to purchase 550,327 shares.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

       The Board proposes the following nominees for election as directors to hold office until the 2004 Annual Meeting of Shareholders and until their respective successors have been elected. Each is currently a director and has agreed to serve if elected. Should a nominee become unable or decline to serve before the Annual Meeting, the proxies may vote for a substitute the Board recommends unless the Board reduces the number of directors.

ROBERT B. BANK -- Director since 2002.  Age 56
President of Robert B. Bank Advisory Services, a private capital investment and consulting firm, since 1990. Mr. Bank is a director of Nautica Enterprises, Inc., an apparel marketer.

PHILIP M. BROWNE -- Director since 2002.  Age 43
Senior Vice President and Chief Financial Officer of Advanta Corp., one of the nation's largest providers of business credit cards to small businesses, since June 1998. Prior to that, Mr. Browne was a partner at Arthur Andersen LLP, where he was employed for more than 15 years. Mr. Browne is a director and a member of the audit committee of AF&L Insurance Company, a privately held long-term care and home health care insurance company.

SHIRLEY A. DAWE -- Director since 2002.  Age 56
President of Shirley Dawe Associates, Inc., a Toronto based consumer goods marketing and merchandising consulting group, since 1986. Prior to such time, she held progressively senior merchandising positions with the Hudson's Bay Company, a Canadian national department store chain, for over 15 years. Ms. Dawe is a director of OshKosh B'Gosh, Inc., a children's apparel manufacturer; the National Bank of Canada; and Henry Birks & Sons, Inc., a Canadian fine jewelry retailer.

MARSHA M. EVERTON -- Director since 2003.  Age 51
President and Chief Executive Officer of The Pfaltzgraff Co., a casual dinnerware manufacturer, since January 2002. Ms. Everton was Vice President of The Pfaltzgraff Co. for more than ten years prior, responsible during this period for various departments including stores and direct marketing, corporate development and market planning and administration.

SAMUEL J. GERSON -- Director since 1996.  Age 61
Chairman of the Board of Genuone, Inc., which provides supply chain security services, since January 2001. Mr. Gerson is a director of Allmerica Financial Corp., trustee emeritus of the Kennedy Library Foundation, trustee associate of Boston College, and a board member of Herald Media Group, Inc. and of College Coach, Inc. Mr. Gerson was Chairman and Chief Executive Officer of Filene's Basement Corp. from 1984 to June 2000. Filene's Basement Corp. filed for relief under chapter 11 of the U.S. Bankruptcy Code in August 1999 and sold substantially all its assets in March 2000.

MICHAEL L. GLEIM -- Director since 1991.  Age 60
Vice Chairman and Chief Operating Officer of The Bon-Ton from December 1995 to February 2002. From 1991 to December 1995 he was Senior Executive Vice President and from 1989 to 1991 he was Executive Vice President of The Bon-Ton.

TIM GRUMBACHER -- Director since 1967.  Age 63
Chairman of the Board of The Bon-Ton since August 1991, and Chief Executive Officer since June 2000. From 1977 to 1989 he was President and from 1985 to 1995 he was Chief Executive Officer of The Bon-Ton.

ROBERT E. SALERNO -- Director since 2002.  Age 55
Chief Operating Officer of Kieselstein-Cord International, a luxury accessories wholesaler and retailer, since December 2002. Vice President and Chief Operating Officer of Circline.Com, an internet based broker of fine arts and antiques, from November 2001 to December 2002. From October 1999 to August 2001, Mr. Salerno was Chief Executive Officer of Bluefish Clothing, an apparel marketer. In November 1999, Bluefish Clothing filed for relief under chapter 11 of the U.
S. Bankruptcy Code and the company was liquidated in November 2001. From June 1996 to February 1999, he was Senior Vice President of Bergdorf Goodman, responsible for all operational, financial and administrative functions.

ROBERT C. SIEGEL -- Director since 1998.  Age 66
Chairman of Lacoste U.S.A., an apparel company, since January 1, 2002. From December 1998 to December 2001, he was a consultant to the apparel and footwear industry. From December 1993 to December 1998, he was Chairman and Chief Executive Officer of The Stride Rite Corporation, a shoe manufacturer and retailer. Mr. Siegel is a director of OshKosh B'Gosh, Inc., a children's apparel manufacturer.

LEON D. STARR -- Director since 1991.  Age 84
Management consultant to department and specialty stores since 1984. Prior to such time, he held various positions with Allied Stores Corporation, a national operator of department stores, for over 35 years.

THOMAS W. WOLF -- Director since 1998.  Age 54
President of the Wolf Organization, Inc., a building materials manufacturer and distributor, since 1985. He is also a director of Irex Corporation, a national building contractor.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

       During 2002, the Board held six meetings and took action by unanimous consent without a meeting four times. The Board has an Executive Committee, an Audit Committee, a Human Resources and Compensation Committee, and a Governance and Nominating Committee. The primary functions of the committees, the members thereof, and the number of times the committees met during 2002 are as follows:

Executive Committee    -  has the authority to act in place of the Board on
                          certain specified matters.

                       - members are Thomas W. Wolf, Chair, Michael L. Gleim, Tim Grumbacher and Leon D. Starr.

                       -  held twelve meetings during 2002.

Audit Committee        -  responsible for the appointment, compensation and
                          oversight of the Company's independent auditor.

                       - monitors the integrity of the Company's financial statements, the auditor's qualifications and independence, and performance of the independent auditor.

                       - members are Philip M. Browne, Chair, Robert B. Bank and Robert E. Salerno.

                       -  held three meetings during 2002.

Human Resources and
Compensation
Committee              -  determines the compensation of the Chairman of the
                          Board and Chief Executive Officer, the President and
                          Chief Operating Officer, and the Vice Chairman and
                          Chief Administrative Officer, and oversees the compensation of all other employees.

                       - assists in planning senior executive development and succession.

                       -  administers our stock option and compensation plans.

                       - members are Robert C. Siegel, Chair, Robert B. Bank and Shirley A. Dawe.

                       -  held two meetings during 2002.

Governance and
Nominating Committee   -  evaluates and recommends candidates for election to
                          the Board and the committees of the Board.

                       -  determines the compensation of directors.

                       - evaluates the Company's compliance with corporate governance requirements.

                       - has not adopted any procedures whereby the committee will consider nominees recommended by shareholders.

                       - members are Michael L. Gleim, Chair, Marsha M. Everton, Samuel J. Gerson and Leon D. Starr.

                       -  held three meetings in 2002.

       No director other than Samuel J. Gerson attended fewer than 75% of the total number of meetings of the Board and committees on which he or she served while in office.

COMPENSATION OF DIRECTORS

       We do not pay employee directors any separate compensation for serving as directors.

       During 2002, we paid each non-employee director an annual fee of $20,000 and each non-employee director sitting on the Executive Committee an additional annual fee of $22,000. Non-employee directors also received $2,000 for attendance at each Board meeting and $500 for attendance at each committee meeting other than Executive Committee meetings.

       Each non-employee director is eligible for an annual grant of options to purchase shares of common stock, the amount of shares to be determined each year by the Governance and Nominating Committee. We reimburse all directors for any expenses related to their Board service.

       In 2003, the Governance and Nominating Committee proposed, and the Board adopted, a revised compensation program for non-employee directors. We will pay each non-employee director an annual fee of $30,000, an additional annual fee of $20,000 for each non-employee director who is a member of the Executive Committee, and an annual fee of $5,000 for serving on each committee other than the Executive Committee.

       Mr. Starr, a non-employee director, rendered consulting services to The Bon-Ton from 1984 to March 2002. Upon the conclusion of Mr. Starr's consulting agreement, the Company commenced payments to Mr. Starr in the amount of $65,000 per year in consideration of his agreement not to provide consulting services to any of the Company's competitors.

       Mr. Gleim, a non-employee director, rendered consulting services to The Bon-Ton during 2002 for which he was paid $73,850.

                                  PROPOSAL TWO

                     AMENDMENT OF THE BON-TON STORES, INC.
                           2000 STOCK INCENTIVE PLAN

       The Bon-Ton Stores, Inc. 2000 Stock Inventive Plan (the "Plan") was adopted by the Board of Directors and approved by the Company's shareholders in June 2000. The purpose of the Plan is to recognize the contributions made to the Company by its employees, consultants and advisors, to provide these individuals with additional incentives to devote themselves to the future success of the Company, and to improve the ability of the Company to attract, retain and motivate individuals upon whom the sustained growth and financial success of the Company depends.

       The Plan provides for the grant of options ("Options") to purchase shares of common stock and awards ("Awards") of shares of common stock subject to risk of forfeiture ("Restricted Shares"). Under the Plan, Options and Awards presently can be granted for up to an aggregate of 400,000 shares (exclusive of shares granted and thereafter cancelled). The Board of Directors, at the recommendation of the Human Resources and Compensation Committee, has amended the Plan, subject to shareholder approval, to increase by 1,500,000 the number of shares available to an aggregate of 1,900,000 shares (the "Plan Amendment").

       As of April 4, 2003, an aggregate of 300,000 shares of common stock remain reserved for issuance under the Plan. The Board believes that the availability of an adequate number of shares in the share reserve of the Plan is an important factor in attracting, motivating and retaining qualified employees and advisors essential to the success of the Company.

       The Board increased the share reserve under the Plan to a total of 1,900,000 shares in contemplation of using these shares to grant options over the next few years. In light of historical usage and expected future grants, we expect that the increase will be adequate to meet these foreseeable requirements.

       Future Options and Awards, if any, that will be made to eligible participants in the Plan are subject to the discretion of the Human Resources and Compensation Committee and, therefore, are not determinable at this time.

       The key provisions of the Plan, as proposed to be amended, are as follows:

       Number of Shares. The maximum number of shares that may be issued under the Plan is 1,900,000. The maximum number of shares will be adjusted to reflect certain changes in the Company's capitalization. If any shares subject to any Option or Award are forfeited, or an Option is terminated without the issuance of shares, the shares subject to such Option or Award will again be available pursuant to the Plan. The closing sales price for a share of common stock on May 2, 2003 was $4.35 as reported by the Nasdaq Stock Market.

       Administration. The Plan is administered by the Board of Directors, or, at the discretion of the Board of Directors, by a committee composed of two or more members of the Board of Directors (for purposes of this Proposal Two, the "Committee"). To the extent possible, and to the extent the Board of Directors deems it necessary or appropriate, each member of the Committee shall be a "Non-Employee Director" (as such term is defined in Rule 16b-3 under the Securities Exchange Act) and an "Outside Director" (as such term is defined in Treasury Regulations Section 1.162-27 under the Internal Revenue Code (the "Code")); however, the Board may designate two committees to operate and administer the Plan in its stead. The Plan presently is administered by the Human Resources and Compensation Committee.

       Eligibility. All employees (including all executive officers), directors, consultants and advisors of the Company or its subsidiaries and affiliates are eligible to receive Options or Awards under the Plan.

       Term of the Plan. The Plan became effective March 3, 2000 and provides that no Options or Awards may be granted after March 2, 2010.

       Options and Awards. From time to time, at its discretion, the Committee may select eligible recipients to whom Options or Awards will be granted, determine when each Option or Award will be granted, determine the number of shares subject to such Option or Award and, subject to the provisions of the Plan, determine the terms and conditions of each Option or Award.

       Options. Options granted under the Plan may be either incentive stock options ("ISOs") or non-qualified stock options. ISOs are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. Unless an Option is specifically designated at the time of grant as an ISO, Options are non-qualified options. Options are not transferrable by the optionee except by will or by the laws of descent and distribution. No Option granted under the Plan may be exercised unless at least six months has elapsed since the date of the grant.

       The exercise price of the Options is determined by the Committee, provided that the exercise price of an ISO must be at least 100% of the fair market value of a share of common stock on the date the Option is granted, or at least 110% of the fair market value if the recipient owns shares possessing more than 10% of the total combined voting power of all classes of stock of the Company. The term of each Option is fixed by the Committee. The aggregate fair market value, determined as of the time of grant, of the shares with respect to which an ISO is exercisable for the first time by the recipient during any calendar year (under all incentive stock option plans of the Company) may not exceed $100,000.

       Maximum Grants. The Plan provides that the maximum number of shares for which options may be granted to any single optionee in any fiscal year is 200,000 shares.

       Termination of Options.  All Options terminate on the earliest of:

       a. The expiration of the term specified in the Option, which shall not exceed ten years from the date of grant or five years from the date of grant of an ISO if the recipient owns shares possessing more than 10% of the total combined voting power of all classes of stock of the Company;

       b. The expiration of 90 days from the date the optionee's employment or service with the Company terminates for any reason other than disability (as defined in the Code) or death or as otherwise specified in subparagraphs d. or e. below;

       c. The expiration of one year from the date the optionee's employment or service with the Company terminates due to the optionee's death or disability;

       d. A finding by the Committee that the optionee has breached his or her employment contract with the Company or has engaged in disloyalty to the Company; or

       e. Such time as the Committee may determine if there is a Change of Control of the Company as defined in the Plan.

       Payment for Options. An optionee may pay for shares in cash, certified check or such other mode of payment as the Committee may approve, including payment in shares held by the optionee for at least six months.

       Awards. The Committee will determine the period, which under the Plan must extend for at least six months from the date of grant, during which the grantee may not sell, transfer, pledge or assign Restricted Shares (the "Restrictions"). Restrictions may lapse in installments, as determined by the Committee. The Committee may, at its sole discretion, waive any Restrictions in whole or in part. The Committee will determine the rights that grantees have with respect to Restricted Shares, including the right to vote Restricted Shares and the right to receive dividends paid with respect to Restricted Shares. In the event a grantee terminates employment with the

Company for any reason other than death or disability, all Restricted Shares remaining subject to Restrictions will be forfeited by the grantee and canceled by the Company.

       Provisions Relating to a Change of Control of the Company. Notwithstanding any other provision of the Plan, in the event of a Change of Control of the Company, the Committee may take whatever action with respect to Options and Awards outstanding as it deems necessary or desirable, including acceleration of the expiration or termination date or the date of exercisability of an Option or removing any restrictions from or imposing any additional restrictions on outstanding Awards.

       A "Change of Control" will occur if: (a) the Company is dissolved or liquidated; (b) an agreement to sell or dispose of substantially all of the assets of the Company is approved; (c) subject to certain exceptions, an agreement to merge or consolidate the Company with or into another corporation is approved; (d) any entity, person or group (within the meaning of certain provisions of the Securities Exchange Act), other than Tim Grumbacher, members of his family, his lineal descendants or entities of which such persons are the beneficial owners of at least 50% of the voting interests, the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company, becomes the beneficial owner or has obtained voting control over securities of the Company representing more than 50% of the voting power of the Company's outstanding voting stock; or (e) directors constituting a majority of the Board of Directors have been members of the Board of Directors for less than 12 months, unless the nomination for election of each new director who was not a director at the beginning of such 12-month period was approved by a vote of at least two-thirds of the directors then still in office who were the directors at the beginning of such period.

       Amendment and Termination. The Board of Directors may amend the Plan at any time, provided the Board may not (a) change the class of individuals eligible to receive an ISO, (b) increase the maximum number of shares as to which Options and Awards may be granted or (c) make any other change or amendment as to which shareholder approval is required in order to satisfy the conditions set forth in Rule 16b-3 under the Securities Exchange Act, in each case without obtaining shareholder approval within 12 months before or after such action. No Option or Award will be adversely affected by any such amendment without the consent of the optionee or grantee.

       Federal Income Tax Consequences. The following discussion is a summary of certain federal income tax consequences of the issuance of Options and the acquisition of shares of common stock by exercising Options or receiving Awards of Restricted Shares under the Plan and does not present a complete analysis of all tax consequences which may be relevant to any particular recipient. It does not purport to discuss state or local income tax laws.

                (a) Options. With respect to ISOs, for federal income tax purposes, an optionee will not have taxable income upon grant or exercise. However, upon exercise of an ISO, an optionee will generally recognize income for alternative minimum tax purposes in an amount equal to the difference between the exercise price of the ISO and the fair market value of the shares received. Any gain realized on sale of the shares acquired upon exercise of an ISO will be treated as long-term capital gain, provided the optionee does not dispose of the shares for at least two years after the date of grant or within one year after the date of exercise. No gain or loss will generally be recognized by an optionee upon, nor will any deduction be allowed to the Company as a result of, the grant or exercise of ISOs.

                In general, in the case of non-qualified stock options or ISOs as to which the foregoing holding period limitations have not been satisfied, an optionee will have taxable income at ordinary income rates upon exercise (or at the time of a sale of ISO stock which does not satisfy the holding periods) for the difference between the exercise price and the fair market value at the date of exercise or, if the optionee is subject to certain restrictions imposed by federal securities laws, upon the lapse of those restrictions, unless the optionee elects under Section 83(b) of the Code within 30 days after exercise to be taxed upon exercise). The amount of that difference will generally be a deductible expense to the Company.

                The ability of the Company to deduct compensation expense is generally subject to limitations under Section 162(m) of the Code (applicable to compensation in excess of $1,000,000 paid to certain "covered" employees). Any income recognized as ordinary compensation income on the exercise of a non-qualified stock option should, however, be exempt from these Code limitations as "performance-based" compensation provided the option grant meets certain requirements. It is the Company's intention to administer the Plan in accordance with all applicable "performance-based" compensation requirements, including administration of the Plan with respect to "covered" employees by a committee of two or more "outside" directors (as that term is used in applicable IRS regulations) and to make Option grants to such employees with an exercise price that is at least equal to the fair market value of the shares on the date of grant. Under these circumstances, such Options should, on exercise, result in a deductible compensation expense that is exempt from
       Section 162(m) of the Code as "performance-based" compensation.

                (b) Restricted Shares. For federal income tax purposes, the recipient of an Award will not recognize income and the Company will not be entitled to a deduction at the time of the Award because the Restricted Shares are subject to risk of forfeiture and are not transferable. When the risk of forfeiture and non-transferability restrictions lapse, the recipient will recognize compensation income and the Company will be entitled to a deduction (subject generally to a $1,000,000 limitation on deductible compensation of certain employees of the Company as provided under Section 162(m) of the Code) in an amount equal to the then fair market value of the Restricted Shares. Except as provided below, an Award recipient may nevertheless elect pursuant to
       Section 83(b) of the Code to include the Restricted Shares in his income at their fair market value at the time of award, in which event the Company would be entitled to a corresponding deduction. Such election must be made within 30 days after the Award. If this election is made, any appreciation in value recognized by the Award recipient on a subsequent disposition of the Restricted Shares will in general be taxed at capital gains rates and not as ordinary income. If, however, an Award recipient who makes a Section 83(b) election forfeits the Restricted Shares back to the Company, the recipient will not recognize a loss on such forfeiture. In some cases, the particular restrictions with respect to an Award may be such that an Award recipient will not be entitled to make the Section 83(b) election.

       The Board of Directors approved the Plan Amendment on March 18, 2003. Approval of the Plan Amendment requires the affirmative vote of a majority of the votes cast by holders of common stock and Class A common stock.

                       THE BOARD OF DIRECTORS RECOMMENDS
               VOTING "FOR" AMENDMENT OF THE BON-TON STORES, INC.
                           2000 STOCK INCENTIVE PLAN

                                 PROPOSAL THREE

                        RATIFICATION OF THE APPOINTMENT
                           OF THE INDEPENDENT AUDITOR

       Subject to shareholder ratification, the Audit Committee has reappointed KPMG LLP, which served as our independent auditor in 2002, to serve as our independent auditor for 2003. If the shareholders do not ratify this appointment, another independent auditor will be considered by the Audit Committee.

       A representative of KPMG LLP is expected to be present at the meeting, will have the opportunity to make a statement if he or she so desires, and be available to respond to appropriate questions from shareholders.

                       THE BOARD OF DIRECTORS RECOMMENDS
                  VOTING "FOR" RATIFICATION OF THE APPOINTMENT
                           OF THE INDEPENDENT AUDITOR

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

       This table sets forth, for the last three years, the compensation paid or accrued to each of the named executives:

                                           ANNUAL COMPENSATION              LONG-TERM COMPENSATION
                                  --------------------------------------   -------------------------
                                                                            RESTRICTED    SECURITIES
NAME AND                                                  OTHER ANNUAL        STOCK       UNDERLYING       ALL OTHER
POSITION                   YEAR   SALARY($)   BONUS($)   COMPENSATION($)   AWARDS($)(1)   OPTIONS(#)   COMPENSATION($)(2)
-------------------------------------------------------------------------------------------------------------------------
Tim Grumbacher             2002    558,654    270,000            --               --            --           11,068
Chairman of the            2001    241,346     75,000            --               --            --            8,258
Board of Directors and     2000    278,846         --            --               --            --            9,302
Chief Executive Officer

Frank Tworecke             2002    471,021    175,000        10,000               --            --          108,089(3)
President and              2001    461,095     60,000        19,046           75,000            --          133,209
Chief Operating Officer    2000    484,754     75,000        10,000               --            --          134,595

James H. Baireuther        2002    410,737    147,000         9,500               --            --           13,378
Vice Chairman, Chief       2001    315,113     50,000         6,200          127,500       100,000            9,922
Administrative Officer     2000    319,115     30,000            --               --            --            9,724
and Chief Financial
Officer

John S. Farrell            2002    244,650     61,000            --               --            --           10,835
Senior Vice President --   2001    231,843     15,951            --           65,000            --            9,201
Stores                     2000    213,694     11,482            --               --            --            8,260

William T. Harmon          2002    249,853     43,000         6,200               --            --           11,028
Senior Vice President --   2001    241,185     10,000         6,200               --            --            8,469
Marketing, Planning        2000    244,069     10,000         6,200               --            --            9,245
and Allocation

(1) The total number of restricted stock awards held by the named executives at the end of 2002 was 97,666 shares. The closing price of the common stock on February 1, 2003 was $4.14 per share, giving the named executives restricted stock holdings a value of $404,337 at year end. Restricted stock awarded to the named executives vests in equal installments on the third, fourth and fifth anniversary of the date of award. Holders of restricted stock are entitled to the same dividend that the Company pays on common stock.

(2) The amounts disclosed in this column for 2002 include Company contributions under the Company's Profit Sharing/Retirement Savings Plan in the amount of $10,474 for each of Messrs. Grumbacher, Tworecke, Baireuther and Harmon and $9,545 for Mr. Farrell, and life insurance premiums in the amounts of $594 for Mr. Grumbacher, $2,903 for Mr. Baireuther, $2,815 for Mr. Tworecke, $1,290 for Mr. Farrell and $554 for Mr. Harmon.

(3) Includes $84,800 of payments made by the Company to Mr. Tworecke pursuant to the loan repayment provisions of his employment contract and $10,000 to reimburse Mr. Tworecke for life insurance premiums.

STOCK OPTION GRANTS

       None of the named executives received a stock option grant during 2002. We do not have any plan pursuant to which stock appreciation rights may be granted.

STOCK OPTION EXERCISES AND HOLDINGS

       None of the named executives exercised any options during 2002.

       The following table shows the number and value of unexercised stock options for the named executives at the end of 2002:

                       OPTION VALUES AT FEBRUARY 1, 2003

                                               NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                              UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                            OPTIONS AT FEBRUARY 1, 2003     AT FEBRUARY 1, 2003(1)
                                            ---------------------------   ---------------------------
                                            EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------------------------------------------------------------------------------------------
Tim Grumbacher                                 44,550            --              --             --
Frank Tworecke                                200,000            --              --             --
James H. Baireuther                            63,334        66,666         $58,335       $116,666
John S. Farrell                                 3,000            --              --             --
William T. Harmon                              25,000            --              --             --

(1) In-the-money options are options having an exercise price below $4.14, the year-end share price. Value is calculated by multiplying the difference between the option exercise price and $4.14 by the number of shares underlying the option.

EMPLOYMENT AGREEMENTS

Tim Grumbacher

       The Human Resources and Compensation Committee (the "Compensation Committee") and Tim Grumbacher reached an understanding pursuant to which Mr. Grumbacher's base salary for 2002 was fixed at $550,000. In addition, he was eligible for an annual bonus of up to 100% of his base salary. During 2003, Mr. Grumbacher's base salary has been fixed at $650,000, and his bonus maximum at 150% of his base salary.

Frank Tworecke

       Mr. Tworecke's employment agreement commenced November 11, 1999 and continues to January 29, 2005. During 2002, it provided for a minimum annual base salary of $475,000 and a bonus in accordance with criteria established by the Compensation Committee up to a maximum bonus of 75% of his base salary. During 2003, Mr. Tworecke's minimum annual base salary is $500,000, and his bonus maximum is 100% of his base salary. If Mr. Tworecke is discharged without cause or resigns for good reason (each as defined in the employment agreement), he will continue to receive his base salary and other benefits for one year.

       Pursuant to the terms of his employment agreement, the Company made a $160,000 loan to Mr. Tworecke in 1999. This loan bore interest at 5.57% per annum and was repayable in 36 equal installments. Mr. Tworecke received a monthly payment during the term of the loan that, in net amount after tax, was equivalent to the monthly loan balance due. This loan was paid in full in 2002.

James H. Baireuther

       Mr. Baireuther's employment agreement commenced February 3, 2002 and continues to January 31, 2004. During 2002, it provided for a minimum base salary of $400,000 and a bonus in accordance with criteria established by the Compensation Committee up to a maximum bonus of 75% of his base salary. During 2003, Mr. Baireuther's minimum base salary is $400,000, and his bonus maximum is 80% of his base salary. If Mr. Baireuther is discharged without cause or resigns for good reason (each as defined in the employment agreement), he will continue to receive his base salary and other benefits for the greater of one year or the remaining term of the employment agreement.

SUPPLEMENTAL RETIREMENT BENEFITS

       The Company has established a nonqualified, unfunded retirement plan for certain key executives. Under the terms of this plan, each participant is entitled to an annual retirement benefit if he remains employed by the Company for a stated period, and, in certain instances, with an increase in this annual benefit for each full year thereafter that the participant remains so employed, subject to a maximum annual benefit.

       The table below reflects the benefits available under this plan for the named executives who are participants in this plan:

                              ANNUAL                          ANNUAL INCREASE   MAXIMUM ANNUAL
PARTICIPANT                   BENEFIT   IF EMPLOYED THROUGH     THEREAFTER         BENEFIT
----------------------------------------------------------------------------------------------
James H. Baireuther           $50,000     February 1, 2005             --                --
John S. Farrell                10,000        March 4, 2006             --                --
Frank Tworecke                 50,000    November 10, 2004        $15,000          $125,000

EXECUTIVE SEVERANCE

       We have entered into severance agreements with Mr. Harmon and certain of our other executive officers other than Messrs. Grumbacher, Baireuther and Tworecke, which generally provide for payment of one year's base salary if the executive officer is terminated without cause (as defined in such agreement).

EQUITY COMPENSATION PLAN INFORMATION

       At February 1, 2003, the Amended and Restated 1991 Stock Option and Restricted Stock Plan, The Bon-Ton Stores, Inc. 2000 Stock Incentive Plan and the Company's Phantom Equity Replacement Plan were in effect. Each of these plans has been approved by the shareholders. There were no other equity compensation plans in effect. The following information concerning these plans is as of February 1, 2003:

                              NUMBER OF SECURITIES                                NUMBER OF SECURITIES
                                TO BE ISSUED UPON       WEIGHTED-AVERAGE     REMAINING AVAILABLE FOR FUTURE
                                   EXERCISE OF          EXERCISE PRICE OF    ISSUANCE (EXCLUDING SECURITIES
PLAN CATEGORY                  OUTSTANDING OPTIONS     OUTSTANDING OPTIONS   REFLECTED IN THE FIRST COLUMN)
-----------------------------------------------------------------------------------------------------------
Equity compensation plans
approved by security
holders                                 941,446                   $5.82                     300,000
Equity compensation plans
not approved by security
holders                          Not applicable          Not applicable              Not applicable

                            STOCK PERFORMANCE GRAPH

       The following graph compares the yearly percentage change in the cumulative total shareholder return on common stock from February 1, 1998 through February 1, 2003, the cumulative total return on the CRSP Total Return Index for The Nasdaq Stock Market (US Companies) and the Nasdaq Retail Trade Stocks Index during such period. The comparison assumes $100 was invested on February 1, 1998 in the Company's common stock and in each of the foregoing indices and assumes the reinvestment of any dividends.

                           [STOCK PERFORMANCE GRAPH]

-------------------------------------------------------------------------------------------------------------------------
                                                                         NASDAQ
            DATE                          NASDAQ                         RETAIL                        BON-TON
-------------------------------------------------------------------------------------------------------------------------
          1/31/98                         100.00                         100.00                         100.00
          1/30/99                         155.84                         121.79                          56.25
          1/29/00                         235.28                          99.88                          25.89
           2/3/01                         163.88                          74.89                          22.32
           2/2/02                         118.53                          89.91                          17.86
           2/1/03                          82.80                          73.27                          29.57
-------------------------------------------------------------------------------------------------------------------------

                        REPORT ON EXECUTIVE COMPENSATION

       The Human Resources and Compensation Committee (the "Compensation Committee"), which consists of only non-employee directors, approves all general policies affecting the compensation of The Bon-Ton's executive officers. The Compensation Committee determines the compensation of Tim Grumbacher, Chairman of the Board and Chief Executive Officer, Frank Tworecke, President and Chief Operating Officer, and James H. Baireuther, Vice Chairman, Chief Administrative Officer and Chief Financial Officer, and utilizes recommendations from the Executive Committee with respect to the compensation of all other executive officers, but retains the authority to determine the compensation of such other executive officers and may accept, reject or modify, in its discretion, the Executive Committee's recommendations.

       The basic forms of executive compensation are annual compensation, in the form of salary and bonus, and long-term incentives, currently consisting primarily of stock options and restricted stock. The Compensation Committee seeks to achieve a mix of these to properly compensate and motivate the Company's executives. In doing so, the Compensation Committee considers various aspects of the Company's operating results as well as its financial condition, and considers each executive's role in such achievement.

ANNUAL COMPENSATION -- SALARY AND BONUS

       Annual compensation is comprised of a base salary and a possible bonus. The base salaries of James H. Baireuther and Frank Tworecke for 2002 were established pursuant to employment agreements executed in prior years which had been approved by the Compensation Committee. The base salaries for these executives were based on a variety of factors, including the general level of executive compensation in the industry, the general level of executive compensation at The Bon-Ton and an evaluation of the importance of the executive to The Bon-Ton. The base salaries of the remainder of the Company's senior executives are approved annually by the Compensation Committee upon recommendations from the Executive Committee based on such subjective factors as individual and Company performance.

       The Compensation Committee believes it appropriate that a portion of the potential annual compensation for these senior executives be in the form of an annual bonus which is dependent upon The Bon-Ton's performance. The bonus for 2002 earned by each of the named executives is indicated in the Summary Compensation Table.

       A cash bonus award or option grant may, in addition, be made at the discretion of the Compensation Committee without regard to whether any specified criteria are met.

LONG-TERM INCENTIVES -- STOCK OPTIONS AND RESTRICTED SHARE AWARDS

       The Compensation Committee administers The Bon-Ton Stores, Inc. 2000 Stock Incentive Plan, which provides for the grant of stock options and restricted share awards. These options and awards are intended to help align the executive officers' interests with those of shareholders by increasing such officers' stake in The Bon-Ton.

       Stock options and restricted share awards generally vest over a number of years. Any vested options are usually forfeited 90 days after termination of the recipient's employment, and any unvested restricted share awards lapse upon termination of employment. Such options and awards, therefore, are also intended to encourage recipients to remain in the employ of The Bon-Ton over a substantial period of time.

       There were no stock options or restricted share awards granted in 2002.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

       The Compensation Committee set the annual base salary at $550,000 for Tim Grumbacher in 2002, based on a variety of factors, including the general level of executive compensation in the industry, the general level of executive compensation at The Bon-Ton and the evaluation of the importance of Mr. Grumbacher's services to The Bon-Ton. Mr. Grumbacher also received a bonus of $270,000 based upon the Company's performance in 2002. Mr. Grumbacher did not receive any stock options or restricted share awards in 2002.

NO INSIDER PARTICIPATION

       No member of the Compensation Committee during 2002 was a former or current officer or employee of the Company or any affiliate of the Company or received compensation from the Company in any capacity other than as a director of the Company or as a member of a Board committee.

QUALIFYING EXECUTIVE COMPENSATION FOR DEDUCTIBILITY UNDER PROVISIONS OF THE INTERNAL REVENUE CODE

       The Internal Revenue Code provides that a publicly-held corporation may not generally deduct compensation for its chief executive officer and certain other executive officers to the extent that compensation for the executive exceeds $1,000,000 unless such compensation is "performance based" as defined in the Code. If any executive's compensation exceeds that threshold, the Compensation Committee will take such actions as are appropriate to qualify, to the extent it determines such actions are in the best interests of the Company, compensation paid to executives for deductibility under the Code. Nevertheless, the Compensation Committee has in the past, and may in the future, recommend or approve payment of compensation that may not be deductible under these provisions if the Compensation Committee has determined that such payments are in the best interests of the Company.

Members of the Human Resources and Compensation Committee:

Robert C. Siegel, Chair
Robert B. Bank
Shirley A. Dawe

                         REPORT OF THE AUDIT COMMITTEE

       The Audit Committee is comprised solely of independent directors, as defined in the Marketplace Rules of the NASDAQ Stock Market, and it operates under a written charter adopted by the Board of Directors, a copy of which is attached to this proxy statement as Exhibit A. The Committee reviews and assesses the adequacy of its charter on an annual basis.

       The role of the Audit Committee is to assist the Board of Directors in its general oversight of (i) the integrity of the Company's financial statements, (ii) the Company's compliance with legal and regulatory requirements, (iii) the qualifications and independence of the Company's independent auditor, (iv) the performance of the independent auditor, and (v) the Company's management of credit, liquidity and other financial and operational risks; and to prepare this report. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. KPMG LLP, the company's independent auditing firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards. The independent auditor has free access to the Audit Committee to discuss any matter it deems appropriate.

       The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the independent auditor on the basis of the information it receives, discussions with management and the auditors and the experience of the Committee's members in business, financial and accounting matters.

       Among other matters, the Audit Committee monitors the activities and performance of the Company's independent auditor, including the audit scope, audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The Audit Committee has ultimate authority and responsibility to select, evaluate and, when appropriate, replace the Company's independent auditor. The Audit Committee also reviews the results of the external audit work with regard to the adequacy and appropriateness of the Company's financial, accounting and internal controls. Management and independent auditor presentations to and discussions with the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent auditor.

       The Committee has reviewed and discussed the consolidated financial statements with management and the independent auditor; management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles; and the independent auditor represented that its presentations included the matters required to be discussed with the independent auditor by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees."

       The Company's independent auditor also provided the Committee with the written disclosures required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Committee discussed with the independent auditor that firm's independence.

       Following the Committee's discussions with management and the independent auditor, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Annual Report on Form 10-K for the year ended February 1, 2003.

Members of the Audit Committee:

Philip M. Browne, Chair
Robert B. Bank
Robert E. Salerno

                           INDEPENDENT AUDITOR'S FEES

       During 2002 we retained KPMG LLP, and during 2001 we retained Arthur Andersen LLP, to provide services in the following categories and amounts:

                                                                2002       2001
---------------------------------------------------------------------------------
Audit Fees                                                    $307,000   $243,400
Audit-Related Fees                                                  --    129,600(1)
Tax Fees                                                       338,000(2)   62,000
All Other Fees                                                  23,000(3)   85,000(4)

(1) Services for contract internal audit, pension benefit analysis and financing analysis.

(2) Includes $250,000 for cost segregation services with respect to tax treatment of fixed assets.

(3) Consulting services in connection with an information technology project.

(4) Services in connection with study of changes to corporate structure.

       The Audit Committee also considered whether the provision of non-audit services by KPMG LLP, our independent auditor, is compatible with maintaining auditor independence.

                     RELATIONSHIP WITH INDEPENDENT AUDITOR

       Arthur Andersen LLP ("Andersen") was the Company's independent auditor at the beginning of 2002. Effective June 13, 2002, the Company, upon recommendation of the Audit Committee, dismissed Andersen and retained KPMG LLP as the Company's independent auditor. Andersen's reports on the Company's financial statements during the last two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. Further, during the Company's two most recent fiscal years, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused it to make a reference to the subject matter of the disagreement in connection with its report.

       KPMG LLP audited our 2002 financial statements.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Executive officers, directors and persons who own more than 10% of the Company's common stock are required to file reports of their holdings and transactions in Company stock with the Securities and Exchange Commission. Based on our records and on written representations from those who are subject to these requirements, we believe that all 2002 filing requirements were timely made except that William T. Harmon filed a Form 4 with respect to the purchase of 1,440 shares of common stock 30 days late.

                              CERTAIN TRANSACTIONS

       The Company leases its Oil City, Pennsylvania store from Nancy T. Grumbacher, Trustee of the 2002 Indenture of Trust of M. Thomas Grumbacher, pursuant to a lease entered into on January 1, 1981. The rental payments during 2002 under this lease were $223,500. The Oil City lease terminates on July 31, 2006 and the Company has five five-year renewal options.

       During fiscal 2002, the Company purchased approximately $2,193,000 of merchandise from OshKosh B'Gosh, Inc., approximately $811,000 of merchandise from The Pfaltzgraff Co., and approximately $4,128,000 of merchandise from Nautica Enterprises, Inc. Robert C. Siegel and Shirley A. Dawe, directors of the Company, are also directors of OshKosh B'Gosh, Inc., Marsha M. Everton, a director of the Company, is President and CEO of The Pfaltzgraff Co., and Robert
B. Bank, a director of the Company, is a director of Nautica Enterprises, Inc. The transactions noted above were on substantially the same terms as comparable transactions with other vendors of merchandise to the Company.

                             SHAREHOLDER PROPOSALS

       Shareholder proposals for the 2004 Annual Meeting of Shareholders must be received by the Company by January 10, 2004 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

       A shareholder may wish to have a proposal presented at the 2004 Annual Meeting of Shareholders but not included in the Company's proxy statement and form of proxy for that meeting. If notice of any such proposal is received by the Company after March 25, 2004, such proposal shall be deemed "untimely" for purposes of Rule 14a-4(c) under the Securities Exchange Act and, therefore, the Company will have the right to exercise discretionary voting authority with respect to such proposal.

                                   EXHIBIT A


                            THE BON-TON STORES, INC.
                            AUDIT COMMITTEE CHARTER

       This Charter has been adopted by the Board of Directors (the "Board") of The Bon-Ton Stores, Inc. (the "Company") to govern its Audit Committee (the "Committee"), which shall have the authority, responsibility and specific powers described below.

PURPOSES

       The Committee shall be directly responsible for the appointment, compensation and oversight over the Company's independent auditors (the "Auditors").

       The Committee shall monitor (1) the integrity of the financial statements of the Company, (2) the Company's compliance with legal and regulatory requirements, (3) the Auditors' qualifications and independence, (4) the performance of the Company's internal audit function, and (5) the performance of the Auditors.

       The Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

ORGANIZATION

       The Committee shall be composed of three or more directors who shall meet the independence and experience requirements of the Nasdaq National Market ("Nasdaq"). At least one member of the Committee shall be a "financial expert," as such term is defined by applicable regulations of the Securities and Exchange Commission and Nasdaq.

       The members of the Committee shall be appointed and removed by the Board. A member of the Committee shall be selected by the Board to serve as the Committee's chairperson.

MEETINGS

       The Committee shall meet at least quarterly, or more frequently as circumstances dictate. The Committee shall meet at least annually with management and the Auditors in separate executive sessions to discuss any matters that the Committee or either of these groups believe should be discussed privately. In addition, the Committee will meet with the Auditors and management to review the Company's financial statements as provided under the sub-heading "Document Review" below. Minutes or other records of meetings and activities of the Committee shall be maintained.

RESPONSIBILITIES

       The Committee shall have the sole authority to appoint or replace, determine funding for, and oversee the Auditors, including the authority to resolve disagreements between management and the Auditors regarding financial reporting. The Auditors shall report directly to the Committee.

       The Committee shall pre-approve (i) all audit engagement fees and terms and (ii) all non-audit services provided by the Auditors which are not proscribed by applicable law. The Committee may delegate pre-approval responsibilities to a member of the Committee, and the decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at each of its scheduled meetings.

       The Committee shall, at least annually, obtain and review a report by the Auditors describing the following: (1) the Auditors' internal quality-control procedures; (2) any material issues raised by the most recent internal quality-control review, or peer review, of the Auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the Auditors, and any steps taken to deal with any such issues; and (3) in order to assess the Auditors' independence, all relationships between the Auditors and the Company.

       The Committee shall have the authority to engage and determine funding for outside legal, accounting or other consultants to advise the Committee and shall, as appropriate, obtain advice and assistance from such advisors. The Committee may request any officer or employee of the Company or the Company's outside counsel or the Auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

       The Committee shall make regular reports to the Board. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review the Committee's own performance.

       The Committee shall (1) discuss the annual audited financial statements and quarterly financial statements with management and the Auditors, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations;" (2) discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies; (3) discuss policies with respect to risk assessment and risk management; (4) review with the Auditors any audit problems or difficulties and management's response; and (5) set clear hiring policies for the Company concerning employees or former employees of the Auditors.

       In carrying out its duties and responsibilities, the Committee, to the extent it deems necessary or appropriate, will:

Document Review

       1. Review with management and the Auditors the financial statements and disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the Auditors under generally accepted auditing standards.

       2. Review the interim financial statements and disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" with management and the Auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the Auditors under generally accepted auditing standards.

Auditors

       3. Review the proposed scope of the audit, the proposed staffing of the audit to ensure adequate coverage, as well as appropriate coverage consistent with Sections 203 and 206 of the Sarbanes-Oxley Act of 2002, and the fees proposed to be charged for such audit.

       4. Select the Auditors, considering independence and effectiveness, and approve the fees and other compensation to be paid the Auditors. On an annual basis, the Committee should review the Auditors' formal written statement regarding all significant relationships the Auditors have with the Company to determine the Auditors' independence. In addition, the Committee shall discuss with the Auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board.

       5. Review the performance of the Auditors and approve any proposed discharge of the Auditors when circumstances warrant.

       6. Discuss with the Auditors any communications with the Auditors' national office respecting auditing or accounting issues presented by the engagement.

       7. Review and evaluate the lead partner on the audit team. Ensure the rotation of the lead partner having primary responsibility for the audit and the partner responsible for reviewing the audit.

       8. Periodically consult with the Auditors, without management present, regarding the Company's internal controls and the fullness and accuracy of the Company's financial statements.

       9.  Receive and review regular reports from the Auditors with respect to:

-  the critical accounting policies and practices of the Company,

- all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Auditors, and

- other material written communications between the Auditors and management, such as any management letter or schedule of unadjusted differences.

Financial Reporting Processes

       10. Review with the Auditors (i) the Company's financial and accounting personnel, (ii) the adequacy and effectiveness of the accounting and financial controls of the Company, and (iii) elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable.

       11. Review management's assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the Auditors' report on management's assertions.

       12. Review reports from management on material weaknesses or deficiencies in the design or operation of internal controls and on any fraud that involves personnel having a significant role in the internal controls.

       13. In consultation with the Auditors, review the integrity of the financial reporting processes, both internal and external.

       14. Consider the Auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

       15. Inquire of management and the Auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

       16. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the Auditors or management.

Process Improvement

       17. Following completion of the annual audit, review separately with management and with the Auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of the work or access to required information.

       18. Review any significant disagreement between management and the Auditors in connection with the preparation of the financial statements.

       19. Review with the Auditors and with management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as determined by the Committee.)

Ethical and Legal Compliance

       20.  Review and approve all related-party transactions.

       21. Review and update periodically the Company's Code of Ethical Standards and Business Practices and the Company's Code of Conduct for Financial Executives and ensure that management has established a system to enforce such codes.

       22. Review management's monitoring of the Company's compliance with such codes and periodically determine that management has the proper review system in place to ensure that the Company's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.

       23. Review legal compliance matters, including corporate securities trading policies, with Company counsel.

       24. Review with Company counsel any legal matter that could have a significant impact on the financial statements.

       25. Review and update periodically the Company's procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or audit matters.

       26. Review annually the travel and entertainment expenses of the Company's Chief Executive Officer and a summary of all other executive officers' travel and entertainment expenses.

       27. Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

LIMITATION OF COMMITTEE'S ROLE

       While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These activities are the responsibility of management and the Auditors.

                        ANNUAL MEETING OF STOCKHOLDERS OF

                            THE BON-TON STORES, INC.

                                  JUNE 17, 2003

                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.

             -- Please detach and mail in the envelope provided. --

--------------------------------------------------------------------------------

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED
      ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. Election of Directors:

                               NOMINEES

[ ] FOR ALL NOMINEES           O Tim Grumbacher
                               O Robert B. Bank
[ ] WITHHOLD AUTHORITY         O Philip M. Browne
    FOR ALL NOMINEES           O Shirley A. Dawe
                               O Marsha M. Everton
[ ] FOR ALL EXCEPT             O Samuel J. Gerson
    (See instructions below)   O Michael L. Gleim
                               O Robert E. Salerno
                               O Robert C. Siegel
                               O Leon D. Starr
                               O Thomas W. Wolf

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark
             "FOR ALL EXCEPT" and fill in the circle next to each nominee you
             wish to withhold, as shown here:                                (X)

To change the address on your account, please check the box at right and
indicate your new address in the address space above. Please note that       [ ]
changes to the registered name(s) on the account may not be submitted via this method.

                                                         FOR   AGAINST   ABSTAIN

2. Amendment of The Bon-Ton Stores, Inc. 2000 Stock      [ ]     [ ]       [ ]
   Incentive Plan.

3. Ratification of appointment of KPMG LLP as the        [ ]     [ ]       [ ]
   Company's independent auditor.

Signature of Stockholder                                    Date:
                         ----------------------------------       --------------

Signature of Stockholder                                    Date:
                         ----------------------------------       --------------

NOTE: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                            THE BON-TON STORES, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned shareholder of THE BON-TON-STORES, INC. (the "Company") hereby appoints Tim Grumbacher and James H. Baireuther, or either of them, with full power of substitution, to act as attorneys and proxies for the undersigned and to vote all shares of stock of the Company which the undersigned is entitled to vote if personally present at the Annual Meeting of Shareholders of the Company, to be held at Heritage Hills Conference Center, 2700 Mount Rose Avenue, York, PA 17402 on June 17, 2003, at 9:00 a.m., provided that said proxies are authorized and directed to vote as indicated with respect to matters set forth on the opposite side of this proxy.

UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINATED DIRECTORS, "FOR" AMENDMENT OF THE BON-TON STORES, INC. 2000 STOCK INCENTIVE PLAN AND "FOR" RATIFICATION OF APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITOR. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING.

                         (TO BE SIGNED ON REVERSE SIDE)

                        ANNUAL MEETING OF STOCKHOLDERS OF

                            THE BON-TON STORES, INC.

                                  JUNE 17, 2003

                            PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

                                     - OR -

TELEPHONE - Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your control number and proxy card available when you call.

                                     - OR -

INTERNET - Access "WWW.VOTEPROXY.COM" and follow the on-screen instructions. Have your control number available when you access the web page.

              COMPANY NUMBER
                               --------------------------

              ACCOUNT NUMBER
                               --------------------------

              CONTROL NUMBER
                               --------------------------

        -- Please detach and mail in the envelope provided IF you are not voting via telephone or the Internet. --


--------------------------------------------------------------------------------
  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED
      ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE     (x)

1. Election of Directors:

                               NOMINEES

[ ] FOR ALL NOMINEES           O Tim Grumbacher
                               O Robert B. Bank
[ ] WITHHOLD AUTHORITY         O Philip M. Browne
    FOR ALL NOMINEES           O Shirley A. Dawe
                               O Marsha M. Everton
[ ] FOR ALL EXCEPT             O Samuel J. Gerson
    (See instructions below)   O Michael L. Gleim
                               O Robert E. Salerno
                               O Robert C. Siegel
                               O Leon D. Starr
                               O Thomas W. Wolf

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark
             "FOR ALL EXCEPT" and fill in the circle next to each nominee you
             wish to withhold, as shown here:                                (X)

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]

                                                         FOR   AGAINST   ABSTAIN

2. Amendment of The Bon-Ton Stores, Inc. 2000 Stock      [ ]     [ ]       [ ]
   Incentive Plan.

3. Ratification of appointment of KPMG LLP as the        [ ]     [ ]       [ ]
   Company's independent auditor.

Signature of Stockholder                                    Date:
                         ----------------------------------       --------------

Signature of Stockholder                                    Date:
                         ----------------------------------       --------------

NOTE: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.